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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 1 to the registration statement of Charter Power Systems, Inc. and Subsidiaries on Form S-3 (File No. 33-62907) of our report, which includes an explanatory paragraph relating to the change in its method of accounting for postretirement benefits other than pensions in the year ended January 31, 1993, dated March 24, 1995, on our audits of the consolidated financial statements of Charter Power Systems, Inc. and Subsidiaries as of January 31, 1994 and 1995 and for the three years in the period ended January 31, 1995, and the incorporation by reference of our report, dated March 24, 1995, on our audits of the consolidated financial statement schedules of Charter Power Systems, Inc. and Subsidiaries as of January 31, 1994 and 1995 and for the three years in the period ended January 31, 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

October 3, 1995